EXHIBIT 99.2


                    CERTIFICATION OF CHIEF EXECUTIVE OFFICER
                           AND CHIEF FINANCIAL OFFICER
                                   PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


I, Dr. John J. McGrath, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of EVCI Career Colleges Incorporated on Form 10-KSB for the fiscal year ended December 31, 2002 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Form 10-KSB fairly presents in all material respects the financial condition and results of operations of EVCI Career Colleges Incorporated.


Dated:  March 28, 2003                  /S/ DR. JOHN J. MCGRATH
                                        -----------------------
                                        Dr. John J. McGrath
                                        Chief Executive Officer and President


I, Richard Goldenberg, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of EVCI Career Colleges Incorporated on Form 10-KSB for the fiscal year ended December 31, 2002 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Form 10-KSB fairly presents in all material respects the financial condition and results of operations of EVCI Career Colleges Incorporated.


Dated: March 28, 2003                   /S/ RICHARD GOLDENBERG
                                        ------------------------
                                        Richard Goldenberg
                                        Chief Financial Officer